UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2021

METROMILE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39484	84-4916134
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

425 Market Street #700
San Francisco, CA	94105
(Address of principal executive offices)	(Zip Code)

(888) 242-5204

(Registrant’s telephone number,
including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	MILE	The Nasdaq Capital Market
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	MILEW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Election of Directors; Appointment of Certain Officers; Departure of Directors or Certain Officers; Compensatory Arrangements of Certain Officers.

On August 2, 2021, the Board of Directors (the “Board”) of Metromile, Inc. elected John Butler and Sandra Clarke as new members of the Board to serve as Class III and Class II directors, respectively, whose initial terms will end at the annual meeting of stockholders to be held in fiscal 2024 and 2023, respectively. It is expected that Mr. Butler will begin his term on the Board effective August 4, 2021, and Ms. Clark will begin her term on the Board effective August 31, 2021.

Mr. Butler is a 25-year insurance industry veteran with deep global experience. He is currently a managing director of Cohen & Company and head of Cohen’s U.S. Insurance Asset Management Platform. Ms. Clarke is currently CFO and SVP of Blue Shield of California. She has more than 25 years of experience directing world-wide financial organizations in insurance and other highly regulated, critical industries.

Mr. Butler was also elected Chairman of the Board and a member of the Compensation Committee. Metromile founder, David Friedberg, who served as Executive Chairman for more than 10 years, will continue to serve as Chairman of the Board until Mr. Butler assumes this role on August 31, 2021. Once Mr. Butler assumes the role of Chairman of the Board, Mr. Friedberg will continue to serve as a member of the Board and as a member of the Nominating and Corporate Governance Committee.

In connection with her appointment to the Board, Ms. Clarke was elected Chair of the Audit Committee. Vikas Singhal, current Chair of the Audit Committee, will continue to serve in this role until Ms. Clarke begins her term on the Board. Once Ms. Clarke begins her term, Mr. Singhal will continue to serve on the Board and as a member of the Audit Committee and Nominating and Corporate Governance Committee.

There are no arrangements or understandings between Mr. Butler and Ms. Clarke and any other persons pursuant to which they were selected as directors of Metromile. There are no current or proposed transactions between Metromile and either Mr. Butler or Ms. Clarke or their immediate family members that would require disclosure under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

Metromile does not currently have a non-employee director compensation policy, but is in the process of developing one. Once approved, Ms. Clarke and Mr. Butler are expected to be compensated pursuant to that policy.

On July 28, 2021, Betsy Z. Cohen resigned from the Board as a Class III director and any committees thereof, effective immediately. Ms. Cohen’s resignation was not the result of any disagreement with Metromile or the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 3, 2021	METROMILE, INC.

	By:	/s/ Dan Preston
	Name:	Dan Preston
	Title:	Chief Executive Officer

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